Exhibit 23.3   Consent of McManus & Company, PC, independent public accountants




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of Eagle Broadband, Inc., on Form S-3, of our report relating to the consolidated financial statements of 2001 and 2002, which appear in the Annual Report on Form 10-K for the year ended August 31, 2003.

/s/ McManus & Co., P.C.
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McManus & Co., P.C.
Rockaway, New Jersey
December 11, 2003